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                                           ***TEXT OMITTED AND FILED SEPARATELY
                                               CONFIDENTIAL TREATMENT REQUESTED
                                         UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                                           200.83 AND 240.24B-2


                                 CIMA LABS INC.

                    DEVELOPMENT AND LICENSE OPTION AGREEMENT

                                      WITH

                                  N.V. ORGANON


           THIS DEVELOPMENT AND LICENSE OPTION AGREEMENT (the "Agreement") is entered into by and between CIMA LABS INC., a Delaware corporation ("CIMA") and N.V. ORGANON, a Dutch corporation (Organon), on this 2nd day of December, 1998 (the "EFFECTIVE DATE").

                                    RECITALS

           WHEREAS, CIMA owns or has rights to certain patented oral drug-delivery technology referred to as ORASOLV-Registered Trademark-, which has applications in the field of pharmaceutical product formulation; and

           WHEREAS, ORGANON has substantial expertise and experience in the development, commercialization and marketing of human pharmaceutical products; and

           WHEREAS, the parties desire to explore the possibility of entering into future agreements regarding the development and commercialization of Orasolv-Registered Trademark- formulations of certain pharmaceutical products for sale [...***...]; and

           WHEREAS, ORGANON wishes to sponsor the development by CIMA of prototypes of certain pharmaceutical product formulations for Organon's evaluation, subject to the granting by CIMA to Organon of an option to enter into a license agreement with CIMA.

           NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby agree as follows:

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                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "DEVELOPMENT PLAN" shall mean the plan set forth on Exhibit A for the development of the Prototypes.

         1.2   "FIELD" shall mean [...***...].

         1.3 "PRODUCTS" shall mean the pharmaceutical products which are formulated using OraSolv-Registered Trademark- technology (in any flavor) and which contain [...***...] as their sole active ingredient.

         1.4   "OPTION" shall have the meaning assigned thereto in Section 3.1.

         1.5 "ORASOLV-Registered Trademark- TECHNOLOGY" shall mean CIMA's effervescent, fast-dissolving, oral drug-delivery tablet technology, which technology includes, to the extent applicable to the formulation of products, the sole active ingredient of which is [...***...], (i) the inventions disclosed in patents and patent applications owned, controlled or licensed (with the right to sublicense) by CIMA during the term of this Agreement, including those listed on Exhibit B, and (ii) all know-how, technology, trade secrets, data, processes and methods, or other information owned, controlled or licensed (with the right to sublicense) by CIMA during the term of this Agreement.

         1.6 "PROTOTYPES" shall mean the prototypes of the Products to be developed by CIMA pursuant to the Development Plan and in accordance with the general specifications set forth on Exhibit C, and any further specifications agreed to by the parties.

                                    ARTICLE 2
                              PROTOTYPE DEVELOPMENT

         2.1 DEVELOPMENT SCHEDULE. Following the Effective Date and receipt of the materials from Organon delineated under phase A of the Development Plan, CIMA shall initiate development of the Prototypes. CIMA will develop the Prototypes in one flavor, such flavor to be determined by mutual agreement as described in Exhibit C.

CIMA and Organon each acknowledge and agree that the Development Plan is expected to be completed within twenty four (24) weeks from the date of initiation of phase B of the Development Plan. To that end, during the implementation of the Development Plan, CIMA agrees to use commercially reasonable best efforts to complete the Development Plan within the specified time period and Organon agrees to evaluate promptly each iteration of the Prototypes and/or report of results delivered by CIMA and respond to CIMA within thirty (30) days of receipt thereof. Organon's response will indicate the acceptability of such proposed Prototypes and/or the need, if any, for modification of the specifications in light of the results of Organon's evaluation.


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         2.2   DEVELOPMENT FEES.  In consideration for CIMA's development and production of the Prototypes in accordance with this Agreement, Organon shall make the non-refundable payments delineated in Exhibit A to CIMA within thirty days of invoice date.


                                    ARTICLE 3
                          OPTION; EXCLUSIVITY; LICENSE

         3.1   OPTION.  Effective upon delivery of the Option Fee described in
Section 3.3 below, CIMA hereby grants to Organon an option to acquire an exclusive, royalty-bearing [...***...] license to utilize the OraSolv-Registered Trademark- Technology to make, have made, use, sell, offer for sale, import or otherwise distribute the Products in the Field [...***...] (the "OPTION"). The term of such Option shall extend from the Effective Date until [...***...]. Organon may exercise the Option by (i) providing CIMA with written notice thereof, and (ii) negotiating and entering into a license agreement (the "LICENSE AGREEMENT" with CIMA prior to the end of the Option term. In the event that Organon fails to enter into the License Agreement by the end of the Option term, CIMA's obligations under Section 3.2 hereof shall terminate and CIMA shall be free to enter into any license agreement with respect to any product in the Field with any third party, on any terms CIMA may, in its sole discretion, deem appropriate.

         3.2 EXCLUSIVITY. In consideration for the Option Fee, CIMA hereby agrees that from the Effective Date until the expiration or termination of the Option term set forth in Section 3.1, CIMA shall not enter into any agreements with any third party relating to the development or commercialization of any product in the Field.

         3.3 OPTION FEE. In consideration for the exclusivity obligations set forth in Section 3.2 and the Option granted in Section 3.1, Organon shall pay to CIMA the sum of [...***...] on the Effective Date. The total Option Fee payable hereunder shall be creditable against the upfront license fee payable to CIMA upon execution of the license agreement.

         3.4 COMMERCIALIZATION AND SUPPLY AGREEMENT. Simultaneously with the execution of the License Agreement, the parties shall enter into a commercialization and supply agreement pursuant to which CIMA shall be the exclusive supplier of Organon's commercial requirements of the Products, [...***...]. Such agreement shall also set forth the obligations of CIMA and Organon with respect to finalization of development, scale-up and validation of the Products, and the financial terms of the products' supply and technology transfer.

         3.5 FACILITIES VISITS. During the term of this Agreement, CIMA shall allow personnel of Organon, at Organon's expense, to visit the manufacturing and research facilities of CIMA and to consult with CIMA personnel, at mutually agreeable times, to discuss and review the development of the Products.


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                                    ARTICLE 4
                               GENERAL PROVISIONS

         4.1 LIMITATIONS ON USE. Organon agrees that it shall use the Prototypes and the Confidential Information (as defined in Section 4.3.1) of CIMA solely for the purposes specified in this Agreement and for no other purpose, including without limitation, use of the Prototypes in any research or commercial activities other than those which relate directly to the purposes specified herein. Organon's permitted use of the Prototypes shall be in compliance with all applicable laws and regulations. Upon expiration or termination of the Agreement, CIMA shall return or destroy, as directed by Organon, all unused quantities of [...***...] and copies of any and all information received from Organon under this Agreement. Upon expiration or termination of the Agreement, Organon shall return or destroy, as directed by CIMA, all unused quantities of the Prototypes and copies of any and all information, data and results obtained from conduct of evaluations under this Agreement or relating to the use of the Prototypes (the "RESULTS"). However, following expiration or termination of this Agreement, Organon and CIMA may retain one copy of the other party's Confidential Information, for archival purposes only, at the offices of their legal counsel. Organon shall not sell, transfer, disclose or otherwise provide access to the Prototypes or the Results, any method or process relating thereto or any material that could not have been made but for access to the foregoing, to any person or entity without the prior expressed written consent of CIMA, except that Organon may allow access to the Prototypes to employees, subcontractors or agents during the term of, and solely for purposes consistent with, this Agreement. Organon will make diligent efforts to ensure that such employees, agents and subcontractors will use the Prototypes in a manner consistent with the terms of this Agreement.

         4.2   TERM AND TERMINATION.

               4.2.1  TERM.  Unless sooner terminated in accordance with
Section 4.2.2 or 4.2.3 below, this Agreement shall expire upon the expiration or termination of the Option.

               4.2.2 TERMINATION FOR BREACH. CIMA may terminate this Agreement upon sixty (60) days' written notice to Organon in the event Organon commits a material breach of a provision of this Agreement and fails to cure such breach prior to the end of such sixty (60) day period.

               4.2.3 TERMINATION BY ORGANON. Organon shall have the right to terminate this Agreement prior to exercise of the Option upon sixty (60) days' written notice to CIMA.

               4.2.4 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement pursuant to Sections 4.2.1, 4.2.2, or 4.2.3 above, Organon shall not be entitled to a refund of any portion of the Option Fee. Nothing in this Agreement shall be construed to relieve either party of any obligations incurred by it hereunder prior to the effective date of termination hereof. This Article 4 shall survive any termination or expiration of this Agreement.

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         4.3   CONFIDENTIALITY.  Each of the parties shall be bound by the following terms and conditions:

               4.3.1 Subject to the limitations set forth in Section 4.3.2 below, all information disclosed to the other party and identified by the disclosing party as confidential shall be deemed "CONFIDENTIAL INFORMATION" of the disclosing party. In particular, Confidential Information shall be deemed to include, but not be limited to, the Prototypes and any documentation relating thereto, the Results, any patent application or drawing or potential patent claim the subject matter of which is directly or indirectly derived from information disclosed hereunder, any trade secret, information, invention, idea, samples, process, method, procedures, formulations, test data relating to any research project, work in process, future development, engineering, manufacturing, regulatory, marketing, servicing, financing, or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, clients, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

               4.3.2 The term "Confidential Information" shall not be deemed to include information which (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (ii) is known by the receiving party at the time of receiving such information, as evidenced by its records; (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (iv) is independently developed by the receiving party without use of Confidential Information of the other party; (v) is the subject of a written permission to disclose provided by the disclosing party (vi) is required to be disclosed by law; or (vii) is required to be disclosed to establish rights or enforce obligations under this Agreement, but only to the extent such disclosure is necessary.

               4.3.3 During the term of this Agreement and for a period of five (5) years after termination hereof (ten (10) years with respect to information pertaining to manufacturing processes and know-how), each party shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any third party or use any Confidential Information for any unauthorized purpose. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.
Each party hereby agrees that it will not in any way attempt to obtain, either directly or indirectly, any information regarding any Confidential Information from any third party who has been employed by, provided consulting services to, or received in confidence information from, the other party.

               4.3.4 The parties under this Agreement shall advise their employees who might have access to Confidential Information of the confidential nature thereof and agree that their employees and agents shall be bound by the terms of this Agreement. No Confidential Information shall be disclosed to any employee who does not have a need for such information.


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         4.4   OWNERSHIP.  Title and ownership rights in the Prototypes and other Confidential Information of CIMA shall remain at all times with CIMA. Organon acknowledges that the Prototypes and such Confidential Information shall remain the sole property of CIMA and Organon will acquire no title thereto as a result of this Agreement. Nothing in this Agreement shall be construed as conferring on either party an expressed or implied license or option to license any disclosed Confidential Information, technology, or any patent or patent application except as expressly provided herein.

         4.5 INVENTIONS. In the event that any invention is made jointly by employees of CIMA and Organon ("JOINT INVENTION") in the course of any research conducted pursuant to this Agreement, or in the course of research using any of the Prototypes supplied hereunder, then the following shall apply: Any Joint Invention which is applicable to products containing active ingredients other than [...***...] (whether or not such invention is also applicable to products containing [...***...]) shall be owned by CIMA, but Organon shall have an exclusive, [...***...], royalty-free license to use such invention in connection with products containing [...***...] as the sole active ingredient. Any Joint Invention which is applicable only to products containing ONLY [...***...] shall be owned by Organon. ANY INVENTION MADE BY EMPLOYEES OF CIMA WHICH IS APPLICABLE ONLY TO PRODUCTS CONTAINING ONLY [...***...] AND DOES NOT INCLUDE FAST-DISSOLVE TECHNOLOGY SHALL BE OWNED BY ORGANON. The party owning any invention pursuant to this Agreement (the "OWNER") shall have the right, but not the obligation, to obtain patents and other forms of protection for such invention at its own expense, and the other party hereto shall cooperate with the owner in obtaining such protection as requested by the Owner. The Owner shall reimburse the other party hereto for reasonable expenses and reasonable charges for staff time devoted to such cooperation. IF THE PARTY DOES NOT EXERCISE ITS RIGHT TO OBTAIN PATENT PROTECTION, IT SHALL ENABLE THE OTHER PARTY TO GET SUCH PROTECTION. The ownership and licenses granted under this section do not include any license or right under any other patent, technology, trade secrets, know-how or other Confidential Information owned or licensed by either party hereto.

         4.6 If, during the term of this Agreement, Organon discovers that the combination of [...***...] and a fast-dissolve dosage form has an effect outside the Field, then [...***...].

         4.7   REPRESENTATIONS AND WARRANTIES.

               4.7.1 CIMA WARRANTS THAT DEVELOPMENT AND PILOT-SCALE MANUFACTURE BY CIMA OF THE PROTOTYPES SHALL BE CONDUCTED IN A WORKMANLIKE MANNER AND, WHERE PROVIDED HEREIN, IN ACCORDANCE WITH CURRENT GOOD MANUFACTURING PRACTICES PROMULGATED BY THE U.S. FDA. EXCEPT AS SET FORTH ABOVE, THE PROTOTYPES ARE BEING SUPPLIED TO ORGANON WITH NO WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT IT IS FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE, OF ANY PATENT OR OTHER PROPRIETARY RIGHTS OF SUCH PARTY.


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               4.7.2   CIMA represents and warrants that:

                       (i) CIMA is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

                       (ii) The execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which CIMA is a party, or CIMA's Certificate of Incorporation or Bylaws.

                       (iii) This Agreement has been duly executed and delivered by CIMA and is a legal, valid and binding obligation enforceable against CIMA in accordance with its terms.

               4.7.3   Organon represents and warrants that:

                       (i) Organon is a corporation duly organized, existing and in good standing under the laws of the Netherlands with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

                       (ii) The execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which Organon is a party, or Organon's Certificate of Incorporation or Bylaws.

                       (iii) This Agreement has been duly executed and delivered by Organon, and is a legal, valid and binding obligation enforceable against Organon in accordance with its terms.

         4.8   INDEMNITY.

               4.8.1 CIMA agrees to and hereby does indemnify and hold Organon harmless from and against all claims, suits and proceedings, and all damages, losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including attorneys' fees), which Organon may incur, arising out of any third party claim of property damages or personal injury or death arising from CIMA's negligent or willful misconduct in its performance of this Agreement or any breach of a representation or warranty given herein by CIMA; PROVIDED, HOWEVER, that in no event shall CIMA be liable for any such claims, damages, losses, costs or expenses to the extent arising out of or resulting from active ingredients supplied by Organon to CIMA, or Organon's negligence or willful misconduct.

               4.8.2 Organon agrees to and hereby does indemnify and hold CIMA harmless from and against all claims, suits and proceedings, and all damages, losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including attorneys' fees) which CIMA may incur, arising out of any third party claim relating to the products developed by


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CIMA for Organon hereunder or any aspect of Organon's performance of this
Agreement, to the extent such liability results from the negligence or willful misconduct of Organon, or any breach of a representation or warranty given herein by Organon.

         4.9 INDEPENDENT CONTRACTORS. The parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to be inconsistent with such relationship or status. This agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

         4.10 PUBLICITY. Any public disclosure of this Agreement or of the activities or rights hereunder, including but not limited to press releases, shall be reviewed and consented to by each party prior to such disclosure; PROVIDED, HOWEVER, that either party may make such disclosures as may be required by law (including securities laws) without such consent. Any consent required hereunder shall not be untimely or unreasonably withheld by either party.

         4.11 FINAL AGREEMENT; AMENDMENTS. This Agreement sets forth the complete and final agreement of the parties and supersedes all prior and contemporaneous negotiations, understandings and agreements with respect to the subject matter hereof. No subsequent amendment or modification to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective officers of the parties hereto.

         4.12 ASSIGNMENT. Except as otherwise provided herein, neither this Agreement nor any interest hereunder will be assignable in part or in whole by any party without the prior written consent of the other; PROVIDED, HOWEVER, that either party may assign this Agreement to an Affiliate or any successor by merger or sale of substantially all of its business unit to which this Agreement relates without such consent. This Agreement will be binding upon the successors and permitted assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment which is not in accordance with this Section 4.12 will be void.

         4.13 MISCELLANEOUS. This Agreement shall be governed by the laws of the State of Delaware of the United States of America. If any provision of this Agreement is found by a proper authority to be unenforceable, that provision shall be severed and the remainder of this Agreement will continue in full force and effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

         4.14 NOTICES. Any notices required or permitted hereunder shall be given in writing to the appropriate party at the address specified below or at such other address as the party shall specify in writing.


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           IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first written above.


CIMA LABS INC.                         N.V. ORGANON
10000 Valley View Road                 KLOOSTERSTRAAT 6
Eden Prairie, Minnesota 55344          5340 AB OSS, THE NETHERLANDS


By:  /s/ Jack A. Khattar               By:  /s/ President
    -----------------------------          ---------------------------------

Title: V.P., Business Development      By:  /s/ Managing Director, R&D
       --------------------------          ---------------------------------



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